Exhibit 10.2

FIRST AMENDMENT
TO
CONSULTING AGREEMENT

This First Amendment to Consulting Agreement (this “Amendment”) is made and entered into as of July 1, 2013 by and between Milagro Holdings, LLC, a Delaware limited liability company (“Parent”), Milagro Oil & Gas, Inc., a Delaware corporation (“Company”), and Sequitur Energy Management II, LLC, a Delaware limited liability company (“Consultant”). Parent, Company and Consultant are sometimes herein referred to collectively as the “Parties.”

RECITALS

Parent, Company and Consultant are parties to that certain Consulting Agreement made and entered into as of September 1, 2012 (the “Original Agreement”).

Parent, Company and Consultant desire to further amend the Original Agreement to provide for the mutually agreed termination of this Agreement on the terms and conditions herein provided.

Amendments to Original Agreement

Amendment of Section 6.1. Section 6.1 of the Original Agreement (captioned “Term”) is hereby deleted and replaced in its entirety by the following new Section 6.1:

6.1     Term. The term of this Agreement shall commence on the Effective Date and shall expire at 11:59 p.m. local time in Houston, Texas on August 31, 2013 (the “Termination Date”), unless sooner terminated pursuant to this Article VI.

Amendment of Section 4.3(b). Section 4.3(b) of the Original Agreement is hereby deleted and replaced in its entirety by the following new Section 4.3(b):

(b)     Notwithstanding anything to the contrary contained herein, Consultant shall receive the Incentive Fee under clause (ii) of Section 4.3(a) of this Agreement only if a Sale Transaction Event is consummated within the remaining term of this Agreement (as such term was amended by the First Amendment to Consulting Agreement dated as of July 1, 2013) or within 60 days after the Termination Date.

MISCELLANEOUS

Governing Law.     THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

Facsimile Signatures.     Each of the Parties hereto agrees that (a) any signed document transmitted by facsimile transmission or by other electronic means (including portable document format (PDF) sent via e-mail) (an “Electronic Document”) shall be treated in all manner and respects as an original document, (b) the signature of any Party on such Electronic Document shall be considered an original for all purposes under this Amendment, (c) any Electronic Document shall be considered to have the same binding and legal effect as an original document and (d) at the request of any Party, any Electronic Document shall be reexecuted by all of the Parties in its original form. Each Party further agrees that it shall never raise the use of an Electronic Document as a defense to this Agreement and hereby forever waives such defense.

Representations.     Each Party represents, warrants and covenants to the other Party that it is fully authorized to enter into this Amendment and that the person that is appearing on its behalf is duly authorized to represent such Party in the terms of this Amendment.

Entire Agreement.     The Original Agreement and this Amendment shall be interpreted and construed as one document setting forth the entire agreement of the Parties. Except as expressly amended by this Amendment, all terms and provision of the Original Agreement remain in full force and effect and unchanged.

[Signatures on following page]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

PARENT:

Milagro Holdings, LLC

By:	/s/ Gary Mabie
Name:	Gary Mabie
Title:	President and COO

COMPANY:

Milagro Oil & Gas, Inc.

By:	/s/ Gary Mabie
Name:	Gary Mabie
Title:	President and COO

CONSULTANT:

Sequitur Energy Management II, LLC

By:	/s/ Scott D. Josey
Name:	Scott D. Josey,
Title:	Chief Executive Officer